                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 MARITRANS INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[GRAPHIC OMITTED]


Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602
813-209-0600

March 28, 2001


Dear Fellow Maritrans Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Maritrans Inc. (the "Company"), which will be held on Thursday, May 3, 2001 at 10:30 a.m., local time, at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602.

     We plan to review the business and finances of the Company as well as answer stockholder questions. The only business matter to be considered and voted upon at the meeting will be the election of a director to serve for a three-year term as more specifically discussed in the attached Proxy Statement. Also, attached you will find the Notice of the Annual Meeting and your Proxy Form.

     It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed Proxy Form and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your instructions. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

     We look forward to seeing you in person on May 3, 2001.




Sincerely,

/s/ Stephen A. Van Dyck
-----------------------
Stephen A. Van Dyck
Chairman of the Board

                                MARITRANS INC.
                               Two Harbour Place
                             302 Knights Run Avenue
                                  Suite 1200
                                Tampa, FL 33602

                             ---------------------

                         NOTICE OF 2001 ANNUAL MEETING
                                OF STOCKHOLDERS

                            To Be Held May 3, 2001

                             ---------------------

     The Annual Meeting of Stockholders (the "Meeting") of Maritrans Inc., a Delaware corporation (the "Company"), will be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602 on Thursday, May 3, 2001, at 10:30 a.m. local time, for the purpose of considering and voting upon the following matters:

       1. The election of a director to serve for a three (3) year term; and

       2. The transaction of such other business as may properly come before the Meeting and any adjournments or postponements thereof.

     The close of business on March 28, 2001, has been fixed as the date of record for determining stock-holders of the Company entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

     Your attention is invited to the accompanying Proxy Statement, which forms a part of this Notice. Your vote is important. Stockholders are respectfully requested by the Board of Directors to complete and sign the accompanying Proxy Form and return it to the Company in the enclosed, postage-paid envelope, whether or not you plan to attend the meeting. If you attend the Meeting, you may revoke your proxy, if you wish, and vote in person.


                                          By Order of the Board of Directors



                                          /s/ Janice M. Smallacombe
                                          ---------------------
                                          Janice M. Smallacombe
                                          Secretary


Tampa, Florida
March 28, 2001

                                MARITRANS INC.
                               Two Harbour Place
                             302 Knights Run Avenue
                                  Suite 1200
                                Tampa, FL 33602

                             ---------------------

                         NOTICE OF 2001 ANNUAL MEETING
                                OF STOCKHOLDERS

                            To Be Held May 3, 2001

                            ---------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Maritrans Inc. (the "Company") for use at the 2001 Annual Meeting (the "Meeting") to be held on Thursday, May 3, 2001, at 10:30 a.m., local time at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, FL 33602. Each proxy that is properly executed and returned in time for use at the Meeting will be voted at the Meeting and any adjournments or postponements thereof in accordance with the choices specified. Each proxy may be revoked by the person giving the same at any time before its exercise by notice in writing received by the Secretary.


     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by means of follow-up letter, telephone or fax by officers and employees of the Company, who will not be specially compensated for such services. Proxy forms and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties, upon request, for reasonable expenses incurred by them in connection with such distribution.

     The Proxy Statement and the enclosed Proxy Form are first being mailed to stockholders on or about April 2, 2001. The address of the principal executive offices of the Company is: Maritrans Inc., Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

     The Company's annual report to stockholders for the year ended December 31, 2000, including audited financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement.


                    MATTERS TO BE ACTED UPON AT THE MEETING

     As indicated in the Notice of Meeting, at the Meeting a director will be elected to serve for a three-year term. The other four members of the Board who are not standing for election at the meeting, because their terms have not expired, will continue to serve on the Board.


                             VOTING AT THE MEETING


     Holders of the shares of the Company's Common Stock, $.01 par value ("Common Stock"), of record at the close of business on March 28, 2001, are entitled to vote at the Meeting. As of that date, 10,588,143 shares of the Common Stock were outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name. The presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at the Meeting shall constitute a quorum.

     The Company presently has no other class of stock outstanding and entitled to be voted at the Meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. A plurality of votes cast at the Meeting is required for the election of the director. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required to take action with respect to any other matter as may be properly brought before the meeting, unless a different vote is required by law, the Company's Restated Certificate of Incorporation or the Company's By-Laws.

     With regard to the election of the director, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of the director if they have not received instructions from a beneficial owner. A failure by brokers to vote shares will have no effect in the outcome of the election of a director, because a director is to be elected by a plurality of the votes cast.

     Shares cannot be voted at the Meeting unless the holder of record is present in person or represented by proxy. The enclosed Proxy Form is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. The shares of Common Stock represented by each properly executed Proxy Form will be voted at the Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Form; if no choice has been specified, the shares will be voted as recommended by the Board. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying Proxy Form will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the Meeting, or by executing a later-dated proxy that is received by the Company before the Meeting.

     Your proxy vote is important to the Company. Accordingly, you are asked to complete, sign and return the accompanying Proxy Form, whether or not you plan to attend the Meeting, by Friday, April 27, 2001. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent (American Stock Transfer & Trust Company) in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.


                             ELECTION OF DIRECTORS


     The Company's Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms of office.

     The Board currently is comprised of five directors serving staggered terms of office. The term of one current director, Mr. Robert J. Lichtenstein, will expire at the 2001 Annual Meeting. The Board has nominated Mr. Lichtenstein for election as a director of the Company for a term of office which would expire in 2004. The remaining four directors will continue to serve in accordance with their prior election.

     Unless instructed otherwise, the persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies FOR the nominee. The nominee has agreed to serve if elected. The director is to be elected by a plurality of the votes cast at the Meeting.

     If for any reason not presently known, the nominee is not available for election, another person may be nominated by the Board and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board occurring after the election will be filled by Board appointment to serve as provided by the Company's By-Laws.

     The Board of Directors recommends a vote FOR the nominee.


Requirements for Advance Notification of Nominees


     Section 4.13(b) of the Company's By-Laws provides that any stockholder entitled to vote for the election of a director at a meeting may nominate a director for election if written notice of the stockholder's intent to make such a nomination is received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors, with certain exceptions. This notice must contain or be accompanied by the following information:

     (a) the name of the stockholder who intends to make the nomination;

   (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

   (c) such information regarding each nominee that would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission if proxies had been solicited with respect to the nominee by the management or Board of Directors of the Company;

   (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

   (e) the consent of each nominee to serve as a director of the Company.

     Pursuant to the above requirements, the Secretary of the Company must receive appropriate notices in respect of nominations for directors no later than April 19, 2001.


           INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS
                      AND REGARDING CONTINUING DIRECTORS

     The information provided herein as to personal background has been provided by each director and nominee as of March 1, 2001.


Nominee for Election at the 2001 Annual Meeting for Term Expiring in 2004


Robert J. Lichtenstein ..........   Mr. Lichtenstein has been a partner in the law firm of Morgan, Lewis
                                    & Bockius LLP since 1988. He is a member of the Company's Nomi-
                                    nating (Chairman) Committee of the Board of Directors. See "Certain
                                    Transactions -- Other". Mr. Lichtenstein is 53 and has served on the
                                    Board of Directors since 1995.

Directors Continuing in Office with Terms Expiring in 2002

Dr. Craig E. Dorman .............   Dr. Dorman is on an Intergovernmental Personnel Act (IPA) assign-
                                    ment to the Office of Naval Research (ONR) from Pennsylvania State
                                    University, where he is a Senior Scientist at the Applied Research Lab.
                                    During 1996 and 1997 his IPA assignment was Technical Director of
                                    ONR's International Field Office in London; he currently serves as
                                    Chief Scientist for the Office of Naval Research in Washington. From
                                    1993 until mid-1995, he served as Deputy Director Defense Research and Engineering for Laboratory Management, U.S. Department of
                                    Defense, on an IPA assignment from Woods Hole Oceanographic Insti-
                                    tute (WHOI). He was Director and Chief Executive Officer of WHOI
                                    from 1989 through 1993. From 1962 to 1989, Dr. Dorman was an officer in the U.S. Navy, most recently Rear Admiral and Program
                                    Director for Anti-Submarine Warfare. He is a member of the Compa-
                                    ny's Audit, Compensation and Nominating Committees of the Board of
                                    Directors. Dr. Dorman is 60 and has served on the Board of Directors since 1991.

Mr. Brent A. Stienecker .........   Mr. Stienecker retired as President of Crowley Marine Services, a tug and barge and specialized contract services subsidiary of Crowley
                                    Maritime Corporation on December 31, 1998. He served as President of Crowley Marine Services from 1992 through 1998. Mr. Stienecker was employed by Crowley Maritime Corporation in various capacities since 1975. He is a member of the Company's Audit (Chairman) and
                                    Compensation Committees of the Board of Directors. Mr. Stienecker is
                                    62 and has served on the Board of Directors since 1999.

Directors Continuing in Office with Terms Expiring in 2003

Stephen A. Van Dyck .............  Mr. Van Dyck has been Chairman of the Board and Chief Executive
                                   Officer of the Company and its predecessor since April 1987. For the previous year, he was a Senior Vice President -- Oil Services, of
                                   Sonat Inc. and Chairman of the Boards of the Sonat Marine Group,
                                   another predecessor, and Sonat Offshore Drilling Inc. For more than five years prior to April 1986, Mr. Van Dyck was the President and a director of the Sonat Marine Group and Vice President of Sonat Inc.
                                   Mr. Van Dyck is a member of the Board of Directors of Amerigas
                                   Propane, Inc. Mr. Van Dyck is also the Chairman of the Board and a director of the West of England Ship Owners Mutual Insurance
                                   Association (Luxembourg), a mutual insurance association. He is a member of the Company's Nominating Committee of the Board of
                                   Directors. See "Compensation of Directors and Executive Officers --
                                   Employment Agreements." Mr. Van Dyck is 57 and has served on the
                                   Board of Directors since 1986.

Dr. Robert E. Boni ..............  Dr. Boni retired as Chairman of Armco Inc., a steel, oil field equipment and insurance corporation on November 30, 1990. Dr. Boni became
                                   Chief Executive Officer of Armco Inc. in 1985 and Chairman in 1986.
                                   He served as Non-Executive Chairman of the Board of and consultant for Alexander & Alexander Services Inc., an insurance services com-
                                   pany, during 1994 and as a consultant for that company during January
                                   1995. Since 1997, he has served as Non-Executive Chairman of the
                                   Board of Chitogenics, Inc., a biomaterials and research and develop-
                                   ment company. He has been a partner at Lane McVicker, a property and casualty insurance company, since 1999. Dr. Boni is also currently a member of the Board of Directors of Controlling Technologies Inter-
                                   national, Inc., a metals technology company. He is a member of the
                                   Company's Audit and Compensation (Chairman) Committees of the
                                   Board of Directors. In February 1999, Dr. Boni was named Lead Direc-
                                   tor. Dr. Boni is 73 and has served on the Board of Directors since 1990.

        Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2001:



                                                   Shares
                                                Beneficially      Percent          Voting Power            Investment Power
Name and Address of Beneficial Owner                Owned        Of Class       Sole        Shared         Sole       Shared
--------------------------------------------   --------------   ----------   ---------   ------------   ---------   ----------
Ingalls & Snyder LLC .......................     1,397,593        13.14%       24,950             0       24,950    1,372,643
  61 Broadway
  New York, NY 10006
The Goldman Sachs Group, L.P. ..............     1,134,900        10.67%            0     1,134,900            0    1,134,900
  and Goldman Sachs & Co.
  10 Hanover Square
  New York, NY 10005
Dimensional Fund Advisors Inc. (1) .........       819,200         7.70%      819,200             0      819,200            0
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Stephen A. Van Dyck ........................       696,268         6.36%      696,268             0      696,268            0
  Maritrans Inc.
  Two Harbour Place
  302 Knights Run Avenue
  Suite 1200
  Tampa, FL 33602
Kahn Brothers & Co., Inc. ..................       641,790         6.03%            0             0            0      641,790
  555 Madison Avenue
  22nd Floor
  New York, NY 10022
Donald Smith & Co., Inc. ...................       599,600         5.64%      599,600             0      599,600            0
  East 80 Route 4
  Suite 360
  Paramus, NJ 07652

------------
(1) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 819,200 shares of Maritrans Inc. stock as of December 31, 2000, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     All the information in the table is presented in reliance on information disclosed by the named individuals and groups in Schedules 13D or 13G, filed with the Securities and Exchange Commission.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director of Maritrans Inc., by each executive officer named in the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation," and by all directors and executive officers of Maritrans Inc. and its subsidiaries, as a group, as of March 1, 2001.


Share Ownership of Management and the Board of Directors



                                                     Shares Beneficially
                                                           Owned(1)
                                                  -------------------------
Name                                                 Number        Percent
----                                              ------------   ----------
Stephen A. Van Dyck ...........................      696,268      6.36%
Dr. Robert E. Boni(2) .........................       24,148         *
Dr. Craig E. Dorman(3) ........................       14,425         *
Robert J. Lichtenstein(4) .....................       22,542         *
Brent A. Stienecker ...........................        4,503         *
Janice M. Smallacombe .........................      131,903      1.24%
John J. Burns .................................       97,450         *
Stephen M. Hackett ............................       56,787         *
Walter T. Bromfield(5) ........................       51,795         *
All directors and executive officers as a group
 (11 persons) .................................    1,137,580     10.32%

------------
* less than one percent

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all Common Stock owned by such person.

(2)  Dr. Boni has shared investment power with his wife.

(3) Dr. Dorman has shared investment power for a portion of the shares with his wife.

(4)  Mr. Lichtenstein has shared investment power with his wife.

(5) Mr. Bromfield has shared investment power for a portion of the shares with his wife.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable within 60 days of March 1, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Shares that carry restrictions as to vesting and shares subject to options currently exercisable within 60 days of March 1, 2001, are considered beneficially owned with respect to this table.


                     COMMITTEES OF THE BOARD OF DIRECTORS


     There were five Board of Directors meetings and eleven Board of Directors Committee meetings during fiscal 2000. Each director attended more than 75% of the combined number of meetings of the Board of Directors and Committees thereof on which he served.

     The Board of Directors has established standing Audit, Compensation, Finance and Nominating Committees. The principal responsibilities of the Committees are described below. The members of each Committee are identified in the director biographies set forth under "Information Regarding Nominees for Election as Directors and Regarding Continuing Directors."

     The Audit Committee, presently consisting of three non-employee directors, met five times in 2000, and is required to meet four times annually. The members are appointed annually by the Company's Board of Directors and are independent as defined by Section 303.01 B(2)(a) and (3) of the New York Stock Exchange listing standards. The Committee has responsibility for overseeing the Company's financial reporting process on behalf of the Board of Directors; reviewing the independence of the Company's independent auditors; recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the audited financial results for the Company; reviewing with the Company's independent auditors the scope and results of their quarterly reviews and annual audits; reviewing with the independent auditors and with Company management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial methods and controls. The Audit Committee has considered the compatibility of nonaudit services with the auditor's independence. The Board of Director's has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.

     The Compensation Committee, presently consisting of three non-employee directors, met four times in 2000. The Compensation Committee is required to meet twice annually. Members are appointed annually by the Company's Board of Directors. The primary duties of the Compensation Committee are annually reviewing and recommending to the Board of Directors, for final approval, the total compensation package for all executive management employees of the Company (executive management employees are defined as positions at the vice president level and above); annually reviewing and approving the general compensation policy and practice for all other employees of the Company and subsidiaries; determining the compensation paid to the Board of Directors; administering the Equity Compensation Plan and the 1999 Directors and Key Employees Equity Compensation Plan; reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan; determining the contribution to the profit sharing portion of the Profit Sharing and Savings Plan; considering and recommending to the Board of Directors, when appropriate, amendments or modifications to existing compensation and employee benefit programs and the adoption of new plans; evaluating the performance of the Company's Chief Executive Officer against pre-established criteria; and reviewing with the Company's Chief Executive Officer the performance of the senior officers who report to him.

     The Finance Committee did not meet in 2000. At its last meeting in 1999, the Finance Committee recommended and the Board subsequently adopted a redistribution of the Finance Committee's responsibilities and the suspension of the Committee to avoid redundancies and to streamline the Board processes. The Board implemented the recommendations and now, as a full Board, periodically reviews investment policies and practices and the amounts and nature of financings available to the Company and subsidiaries; monitors the status of existing financings; and considers and implements the dividend policy of the Company. The Board assigned the responsibility of reviewing and monitoring the Company's investment policy and practices with respect to the assets of the Retirement Plan and the Profit Sharing and Savings Plan to the Compensation Committee of the Board.

     The Nominating Committee, presently consisting of two non-employee directors and the Company's Chairman, met twice in 2000. The chair of the Committee must be a non-employee director, as must be a majority of its members. The members are appointed annually by the Company's Board of Directors. The primary duties and responsibilities of the Nominating Committee include annually determining and recommending to the Board the slate of nominees to be members of the Board that will be submitted to, and voted upon by, the stockholders; determining and recommending to the Board any individual who is to be elected by the Board as a member to fill a vacancy; annually determining and recommending to the Board those directors who are to serve as members of the various Committees of the Board and recommending chairs of each of the Committees; periodically considering the size of the Board and, when appropriate, recommending changes to the Board; periodically evaluating the standing Committees of the Board; and leading the Board self evaluation process and, when appropriate, recommending deletion or creation of additional Committees.


                       EXECUTIVE OFFICERS OF THE COMPANY

     See "Information Regarding Nominees For Election As Directors And Regarding Continuing Directors" for information concerning Mr. Van Dyck, Chairman of the Board and Chief Executive Officer, an employee-director of the Company.

     Mr. Brown was named Chief Financial Officer of the Company in June 1997 and provides strategic and financial consulting services to the Company on a contractual basis. Previously, Mr. Brown was Chief Financial Officer of Conrail Inc., where he had been employed since 1978. Mr. Brown is also a member of the Board of Directors of XTRA Corporation.

     Ms. Smallacombe is Senior Vice President and Secretary of the Company and has been continuously employed by the Company or its predecessors in various capacities since 1982.

     Mr. Burns is President of Maritrans Operating Partners L.P. and has been continuously employed by the Company or its predecessors in various capacities since 1975.

     Mr. Bromfield is Treasurer and Controller of the Company and has been continuously employed in various capacities by Maritrans or its predecessors since 1981.

     Mr. Hackett is President of Maritrans Chartering Co., Inc. and has been continuously employed by the Company or its predecessors in various capacities since 1980.

     Mr. Doherty is Vice President of Corporate Projects and has been employed by Maritrans since 1997. Previously, Mr. Doherty was Director of Business Development for Computer Command and Control Company where he had been employed since April 1995.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


Directors' Compensation

     During fiscal 2000, pursuant to its compensation policy for outside directors, the Company paid outside directors $1,000 for each Board of Directors meeting attended and $500 for each Board of Directors Committee meeting attended, plus expenses. In addition, the outside directors were paid Board of Directors annual retainer fees at the annual rate of $18,000 each, of which one-half was paid in Common Stock resulting in the issuance of 1,632 shares to each director. Each outside director also received a retainer of $1,000 for each Board of Directors Committee on which he served. Aggregate directors fees paid in 2000 for retainer fees, Board of Directors meetings and Board of Directors Committee meetings amounted to $120,008.


Executive Compensation

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries in 2000, 1999 and 1998.


                          SUMMARY COMPENSATION TABLE

                                          Annual Compensation            Long-Term Compensation
                                         ---------------------   ---------------------------------------
                                                                           Awards               Payouts
                                                                  Restricted     Securities
                                                                     Stock       Underlying       LTIP       All Other
                                           Salary      Bonus        Awards         Options      Payouts     Compensation
Name and Principal Position      Year       ($)         ($)         ($)(1)           (#)         ($)(2)        ($)(3)
-----------------------------   ------   ---------   ---------   ------------   ------------   ---------   -------------
Stephen A. Van Dyck             2000      464,900         --        387,156        64,526           --        207,301
Chairman of the Board           1999      444,154         --        381,240        63,540           --         21,683
and Chief Executive Officer     1998      371,924     76,500        411,839        52,968       68,813         44,149

Janice M. Smallacombe           2000      260,000         --        157,080        26,180           --         28,365
Senior Vice President and       1999      240,385         --        155,370        25,895           --          1,981
Secretary                       1998      172,981     23,800        106,139        14,131       12,576             --

John J. Burns                   2000      240,000         --        142,578        23,763           --         93,892
President, Maritrans            1999      223,385         --        138,240        23,070           --          1,782
Operating Partners L.P.         1998      138,654     14,280         72,242        10,304        4,160             --

Stephen M. Hackett              2000      180,000         --         83,154        13,859           --         31,921
President, Maritrans            1999      167,308         --         36,726         6,121           --         19,490
Chartering Co., Inc.            1998      100,074     12,750         65,122         9,299        2,630         20,989

Walter T. Bromfield             2000      160,000         --         46,230         7,705           --         49,135
Treasurer and Controller        1999      150,611         --         45,198         7,533           --          4,308
                                1998      116,539     11,730         37,417         5,308        4,160             --

------------
(1) The shares granted carry restrictions, which restrictions lapse based on the passage of time, up to five years.

At December 31, 2000, the named officers' aggregate restricted shares and values were as follows:


                      AGGREGATE RESTRICTED STOCK HOLDINGS

                                                                 # of shares that will vest
                                   # of shares      $ value          within three years
                                  -------------   -----------   ---------------------------
Stephen A. Van Dyck ...........      130,477       1,076,435              130,477
Janice M. Smallacombe .........       65,297         538,700               65,297
John J. Burns .................       67,470         556,628               67,470
Stephen M. Hackett ............       36,075         297,619               36,075
Walter T. Bromfield ...........       24,013         198,107               24,013

(2) Amounts relate to awards granted in 1996 under the Company's Long-Term Incentive Plan which value was determined pursuant to a formula based on economic value added (EVA(R)) for 1996 of the Company. The formula assigns to each unit a specific dollar value based on the Company's financial results over the specified performance period. These awards were paid out in March and September of the respective years shown.

(3) Amounts shown in this column represent, as applicable, moving expenses and relocation benefits, Company contributions under the Maritrans Inc. Profit Sharing and Savings Plan, accruals under the Excess Benefit Plan, insurance premiums paid pursuant to such officers' employment agreement, country club dues and automobile allowances. See "Certain Transactions."


Option Grants in 2000

     The following table sets forth certain information concerning options granted during 2000 to the named executives:

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                    Number of     % of Total                                  Annual Rates of Stock
                                   Securities       Options                                     Price Appreciation
                                   Underlying     Granted to      Exercise                      for Option Term (1)
                                     Options       Employees       Price       Expiration    -------------------------
Name                                 Granted        in 2000      ($/Share)        Date           5%            10%
-------------------------------   ------------   ------------   -----------   ------------   ----------   ------------
Stephen A. Van Dyck ...........      19,274         40.47%       $  6.000        4/3/10        $72,728      $ 184,307
Janice M. Smallacombe .........       7,820         16.42%       $  6.000        4/3/10         29,508         74,778
John J. Burns .................       7,098         14.90%       $  6.000        4/3/10         26,783         67,874
Stephen M. Hackett ............       4,140          8.69%       $  6.000        4/3/10         15,622         39,589
Walter T. Bromfield ...........       2,302          4.83%       $  6.000        4/3/10          8,686         22,013

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant valuation, an approach which would state gains at present, and therefore lower, value.

EVA(R) is a registered trademark of Stern Stewart & Co.

Aggregated Option Exercises in 2000 and 2000 Year-end Options Values

     The following table summarizes options exercised during 2000 and presents the value of unexercised options held by the named executives at year-end:

                                                                    Number of
                                                                    Securities                        Value of
                                                                    Underlying                       Unexercised
                                                                   Unexercised                      In-the-Money
                                                                     Options                           Options
                                      Shares                       at 12/31/00                       at 12/31/00
                                     Acquired        Value       Exercisable (E)                   Exercisable (E)
Name                               on Exercise     Realized     Unexercisable (U)                 Unexercisable (U)
-------------------------------   -------------   ----------   -------------------               ------------------
Stephen A. Van Dyck ...........        0              0              291,125              (E)        $1,040,645            (E)
                                                                     259,599              (U)           536,004            (U)
Janice M. Smallacombe .........        0              0               26,157              (E)            59,763            (E)
                                                                     104,452              (U)           219,914            (U)
John J. Burns .................        0              0               12,225              (E)             9,663            (E)
                                                                      92,506              (U)           196,019            (U)
Stephen M. Hackett ............        0              0                8,561              (E)             5,366            (E)
                                                                      30,433              (U)            59,237            (U)
Walter T. Bromfield ...........        0              0               16,458              (E)            41,958            (E)
                                                                      31,033              (U)            64,238            (U)

Retirement Plan

     The following table sets forth the estimated annual benefits payable upon retirement under the Maritrans Inc. Retirement Plan and Excess Benefit Plan.


                              PENSION PLAN TABLE


                                 Years of Credited
    Annual                            Service
 Compensation        15           20           25           30
--------------   ----------   ----------   ----------   ----------
   $ 100,000      $ 24,000     $ 32,000     $ 40,000     $ 48,000
     125,000        30,000       40,000       50,000       60,000
     150,000        36,000       48,000       60,000       72,000
     175,000        42,000       56,000       70,000       84,000
     200,000        48,000       64,000       80,000       96,000
     225,000        54,000       72,000       90,000      108,000
     250,000        60,000       80,000      100,000      120,000
     275,000        66,000       88,000      110,000      132,000
     300,000        72,000       96,000      120,000      144,000
     325,000        78,000      104,000      130,000      156,000
     350,000        84,000      112,000      140,000      168,000
     375,000        90,000      120,000      150,000      180,000
     400,000        96,000      128,000      160,000      192,000
     425,000       102,000      136,000      170,000      204,000
     450,000       108,000      144,000      180,000      216,000
     475,000       114,000      152,000      190,000      228,000
     500,000       120,000      160,000      200,000      240,000

     The following table sets forth the years of credited service through December 31, 2000, for the Chief Executive Officer and the other four most highly compensated executive officers of Maritrans Inc. or its subsidiaries.

                           YEARS OF CREDITED SERVICE



                                       Years of
  Recipient                        Credited Service
  ---------                        -----------------
  Stephen A. Van Dyck                    26.5
  Janice M. Smallacombe                  17.5
  John J. Burns                          25.0
  Stephen M. Hackett                     20.5
  Walter T. Bromfield                    18.0


     Each eligible employee who has completed 1,000 hours of service in an eligibility computation period becomes a participant in the Maritrans Inc. Retirement Plan. The Retirement Plan is a noncontributory defined benefit pension plan under which the contributions are actuarially determined each year. Retirement benefits are calculated, for those employees who commenced participation on or after August 14, 1984, as 48% of the average basic monthly compensation reduced by 1/30th for each year of service at retirement which is under 30 years of service, or for those employees who commenced participation before August 14, 1984, the greater of (i) the foregoing benefit or (ii) 38.5% of average basic monthly compensation reduced by 1/15th for each year of service at retirement which is under 15 years of service. Average basic monthly compensation is determined by averaging compensation for the five consecutive plan years that will produce the highest amount.

     Benefits are paid in the form of a joint and survivor annuity for married participants and in the form of a ten-year certain single life annuity for unmarried participants, unless an actuarially equivalent payment option is selected. The preceding "Pension Plan Table" shows estimated annual retirement benefits, payable in the form of a ten-year certain single life annuity, at the normal retirement age of 65 for specified compensation and years of credited service classifications.

     The Internal Revenue Code limits annual benefits that may be paid under tax qualified plans. Benefits under the Retirement Plan which exceed such limitations are payable under the Excess Benefit Plan. The Excess Benefit Plan pays a monthly benefit to the participant equal to the amount by which monthly benefits under the Retirement Plan would exceed the Internal Revenue Code limitations.

     Annual compensation taken into account under the foregoing plans in 2000 for the officers listed in the Summary Compensation Table was $464,900 for Mr. Van Dyck, $260,000 for Ms. Smallacombe, $240,000 for Mr. Burns, $195,000 for Mr. Hackett and $160,000 for Mr. Bromfield. Pension amounts are not subject to reduction for Social Security benefits.

Employment Agreements

     On October 5, 1993, the Company entered into an Employment Agreement with Mr. Van Dyck to take effect on April 1, 1993, the date on which he was first employed by the Company following the conversion of Maritrans Partners L.P. to corporate form. The terms of the Employment Agreement continue until written notice of termination is given by one of the parties. The contract provides for a base salary that is set by the Company's Board of Directors and adjusted pursuant to its normal review policies. The Employment Agreement also provides for the payment of bonuses in accordance with the terms of the Annual Incentive Plan of the Company, and for retirement and other benefits in accordance with the Company's current policies for senior executive officers. A lump sum severance payment equal to 36 months of base salary plus incentive compensation would be payable if Mr. Van Dyck is terminated without cause. In the event Mr. Van Dyck is terminated for cause, only such compensation as has already been accrued will be paid. In the event of his termination of employment upon a change of control, a payment equal to 2.99 multiplied by his average annual total compensation over the five years preceding the change of control will be paid in a lump sum. Termination of employment upon a change of control is broadly defined to include involuntary termination as well as constructive termination. Mr. Van Dyck's Employment Agreement provides for a death benefit equal to 12 months of base salary plus a pro rata portion of any bonus due in addition to any insurance benefits otherwise provided by the Company for its senior executive officers. The Employment Agreement for Mr. Van Dyck also provides for 24 months of base salary plus bonuses in the event of disability, which amounts are reduced by any amounts paid under the Company's Long-Term Disability Plan. In return, Mr. Van Dyck promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for a year following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.


Severance and Non-Competition Agreements

     The Company entered into Severance and Non-Competition Agreements with Ms. Smallacombe, and Messrs. Burns, Bromfield, Hackett and Doherty. The terms of Ms. Smallacombe's and Mr. Burns' agreements are for two years and are automatically renewed for successive one-year periods unless the Company gives written notice of termination. The agreements generally provide for the payment to each individual of one year of base compensation if the individual is terminated without cause and 12 months of base compensation in exchange for their agreement not to compete for a 12 month period. In the event of a termination immediately preceding or following a change of control of the Company, these agreements provide for a payment equal to 1.99 times the base compensation plus an additional 12 months of base compensation in exchange for their agreement not to compete for 12 months. Mr. Bromfield and Mr. Hackett have similar agreements. These agreements provide for the payment to each individual of 6 months of base compensation if any such individual is terminated without cause and an additional 12 months of base compensation in exchange for their agreement not to compete for 12 months. In the event of a termination immediately preceding or following a change of control of the Company, their agreements provide for a payment equal to 12 months base compensation and an additional 12 months of base compensation in exchange for their agreement not to compete for 12 months. If any individual covered under the above agreements is terminated for cause, only such compensation as has already been accrued will be paid. Mr. Doherty's agreement provides for a payment equal to 18 months of base salary if he is terminated immediately preceding or following a change in control of the Company. In return for the compensation outlined above, each individual promises to hold in confidence confidential information about the Company and its business and not to compete with the Company for a year following termination through any connection with a customer or competitor of the Company in a defined geographical area in which the Company does business.


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements included in the Annual Report with management including a discussion of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards in accordance with Statement of Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of the Company's independent auditors.


Respectfully Submitted,
Audit Committee of Maritrans Inc. Board of Directors


Mr. Brent A. Stienecker, Chairman
Dr. Robert E. Boni
Dr. Craig E. Dorman


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Compensation Committee Interlocks and Insider Participation


     During fiscal 2000, the members of the Compensation Committee of Maritrans Inc.'s Board of Directors (the "Committee") were responsible for approving all forms of executive compensation. Dr. Boni, Dr. Dorman and Mr. Stienecker comprised the Committee. None of these individuals received compensation as an officer of the Company during fiscal 2000. No officer of the Company presently serves as a member of the Compensation Committee.


Report of the Compensation Committee on Executive Compensation


I. Compensation Philosophy and Strategy


     Maritrans strives to increase its earnings and to enhance shareholder value by assuring an appropriate return on its assets and equity. Three elements of the business strategy critical to achieving growth in earnings are minimizing the financial risks and costs associated with a traditional marine transportation business, operating safely and positioning the Company as a long-term Jones Act carrier.


     The business environment in the core business continues to be intensely competitive and subject to many rigid environmental laws and operating regulations. Maritrans believes that to be successful under these conditions requires great ingenuity, continuous learning and personal dedication in its key employees. Therefore, it is critical that Maritrans' total compensation program attract and retain the highest caliber of people necessary to generate success for the Company and its shareholders.


     Maritrans' philosophy for its executive compensation programs has been to reward the most relevant factors that drive the return to shareholders. For 2000, Maritrans' Board identified the most important factor to be the achievement of long-term shareholder value.


     The Committee and management recognize the need to review continuously the Company's executive compensation program to ensure that it:

     o is effective in driving performance to achieve long-term strategic goals;

     o  results in increased shareholder value;

     o  is cost effective;

     o  balances shareholder interests with employee rewards;

     o  is well communicated and understood by program participants;

     o  is competitive with other similar industry organizations; and

     o assures continued awareness of maintaining high levels of safety standards.

     Because a very intensive study of the Company's overall executive compensation program was performed by external consultants in 1999, the Committee and management opted not to have such a study performed in 2000. However, the Committee did utilize its consultants for their opinions of external compensation trends during this period.

II. Program Description

     A. Total Compensation Approach

     Maritrans' compensation strategy is to place between one-quarter and one-half of executive total compensation at risk in the form of stock based programs. Under these plans, Maritrans' executives can achieve total compensation levels significantly above the average peer comparison levels when long-term performance significantly exceeds established goals and shareholders are rewarded through stock price growth and dividends. Likewise, total executive compensation could fall substantially below average levels when increased shareholder return is not achieved. In 2000, Maritrans' compensation philosophy was to continue to set base salaries at the ninetieth percentile of published survey data. However, during 2000 the maximum total compensation (base salary plus long term incentives) received by executives would reach the seventy-fifth percentile of published survey data only with the attainment of personal goals and company financial performance.

     B. Base Salaries

     Executive base salaries are determined according to job responsibilities, strategic contribution level, market compensation data, performance and experience criteria. Since substantial base salary increases were given in 1999 to be externally competitive, no salary increases were granted in 2000. The Committee's Compensation Philosophy, first set in 1999, is to have salaries targeted at the ninetieth percentile of published survey data.

     Mr. Van Dyck's compensation information is available in the "Summary Compensation Table" and is discussed in Section III, "Chief Executive Officer Compensation."

     C. Long Term Incentive

     Compensation from these incentive plans is based on increasing shareholder value through stock price and improving the long-term results of the Company.

     The Committee believes that stock ownership by executive officers is important as it aligns a portion of each executive's compensation with the economic interest of the shareholder of the Company. The Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the stock option plans, options are issued at a price equal to the fair market value of a share on the date of grant, vest in two years, and expire after ten years. The grant of stock options is discretionary. For the current option position of each executive, refer to the table, "Aggregated Option Exercises in 2000 and 2000 Year-End Options Values". Because the Company and the Committee believe that stock options are a valuable incentive, stock options have, from time to time, been extended to other individuals employed by the Company.

     The Committee also believes that actual and immediate stock ownership is another integral part of promoting the shareholder economic interest and tying executive compensation directly to the success of the Company. Accordingly, all named executives also received restricted stock grants in 2000. The shares were issued at a price equal to the fair market value of a share on the date the stock was granted. Restrictions on these shares lapse on the three-year anniversary of the grant. Because the Company and the Committee believe that restricted stock is a valuable incentive, restricted stock has, from time to time, also been awarded to other individuals employed by the Company.

     Effective in 2001, non-qualified stock options and restricted stock grants will be awarded based on the achievement of pre-determined personal goals that were set in 2000. These personal goals are developed based on the Company goals and strategy. The Committee believes that it is important to tie individual performance to long-term compensation. The Committee will determine the extent to which a goal has been achieved. Since the maximum stock-based incentive opportunity for executives was reduced in 2000, a long term cash plan was introduced. This is a three-year plan tied to cumulative earnings per share during 2000, 2001 and 2002. This long-term cash plan projects a total cash amount payable to the executive at the end of the three-year period based on targeted EPS results. The Committee will determine the extent to which payments will be made based on actual EPS over the period. Fifty percent of any cash award due will be paid during the fourth quarter of 2002 and the remaining fifty percent due will be paid during the first quarter of 2003.

     III. Chief Executive Officer Compensation

     The salary, restricted stock and option grant of the Chief Executive Officer are determined by the Committee in conformance with the policies described above. Mr. Van Dyck was paid a base salary for the fiscal year ending December 31, 2000, of $464,900 and did not receive a base salary increase for 2000. Mr. Van Dyck's long-term incentives remained the same as compared to 1999. The Committee believes its philosophy of placing a substantial portion of an executive's compensation at risk, dependent upon the Company's performance, was achieved.

     IV. Internal Revenue Code Considerations

     Payments made during 2000 to the Chief Executive Officer and the other named officers under the plans discussed above (other than the Equity Compensation Plan) were made without regard to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. That section restricts the federal income tax deduction that may be claimed by a "public company" for compensation paid to the chief executive officer and any of the four most highly compensated other officers to $1.0 million except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. Stock option and restricted stock grants to the CEO were made under the stock option plan which was approved by shareholders in April 1994, and amended and restated in May 1997, and the stock options (but not the restated stock) meet the requirements of Section 162(m). Certain stock option and restricted stock grants to other named officers were made under a stock option plan that was approved by the Board of Directors but not the shareholders. While stock grants will not qualify for an exception under Section 162(m), the compensation of these officers, including expected option values, is unlikely to approach the deductible limit. Accordingly, the Committee does not believe that the provisions of Section 162(m) will have any adverse effect on the Company.


Respectfully Submitted,
Compensation Committee of Maritrans Inc. Board of Directors


Dr. Robert E. Boni, Chairman
Dr. Craig E. Dorman
Mr. Brent Stienecker

                        TOTAL STOCKHOLDER RETURN GRAPH

     The Securities and Exchange Commission requires that the Company's total return to its stockholders be compared to a relevant market index and a similar industry index for the last five years.

     The following chart shows a five year comparison of cumulative total returns for the Company's Common Stock during the five fiscal years ended December 31, 2000 with the Dow Jones Equity Market Index and the Dow Jones Marine Transportation Index. The comparison assumes an investment of $100 on December 31, 1995 in each index and the Company's Common Stock and that all dividends and distributions were reinvested.

                               [GRAPHIC OMITTED]

                                                        Marine
As of        TUG      Base 100    DOW       Base 100   Transport    Base 100
------------------------------------------------------------------------------------------
12/30/95     4.497     100.00    163.42     100.00      121.94       100.00     1995
------------------------------------------------------------------------------------------
12/31/96     4.907     109.12    199.41     122.02      157.18       128.90     1996
------------------------------------------------------------------------------------------
12/31/97     8.144     181.10    262.84     160.84      182.74       149.85     1997
------------------------------------------------------------------------------------------
12/31/98     5.723     127.26    328.28     200.88      106.39        87.25     1998
------------------------------------------------------------------------------------------
12/31/99     5.034     111.94    402.88     246.53      150.35       123.3      1999
------------------------------------------------------------------------------------------
12/31/00     8.250     183.46    365.54     223.68      186.64       153.06     2000
------------------------------------------------------------------------------------------

                             CERTAIN TRANSACTIONS

     For a description of employment agreements and severance and non-competition agreements with the executive officers of the Company see "Compensation of Directors and Executive Officers--Employment Agreements" and "Compensation of Directors and Executive Officers--Severance and
Non-Competition Agreements." In June 1997, the Company entered into a consulting agreement with H. William Brown. Mr. Brown was named Chief Financial Officer and provides strategic and financial consulting services to the Company.


Other

     Robert J. Lichtenstein, a director of the Company, is a partner in the law firm of Morgan, Lewis & Bockius LLP. The Company retained this firm for various matters during the 2000 fiscal year and expects to do so again during 2001.


                             INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, were the Company's auditors for the fiscal year ended December 31, 2000, and are expected to be retained for the fiscal year ending December 31, 2001. Fees for the 2000 audit were $142,000 and all other fees were $99,000, including audit related services of $19,000. There were no fees for financial information design and implementation. Audit related services include fees for employee benefit plans audits. Representatives of Ernst & Young LLP are expected to be present at the Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.


                                 OTHER MATTERS

     Management is not aware of any matters to come before the Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Meeting or any adjournments or postponements thereof, those persons named as proxies on the enclosed Proxy Form will vote thereon according to their best judgment.


               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders proposed to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before February 22, 2002, in order to be considered for inclusion in the proxy material to be issued in connection with such meeting. Proposals should be directed to the attention of the Secretary of the Company.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all such reports they file.

     Based solely on written representations of purchases and sales of the Company's Common Stock from reporting persons, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of the Company's Common Stock have been observed in respect of fiscal 2000.

Appendix A


                                Maritrans Inc.
                        Charter of the Audit Committee
                           of the Board of Directors
                             Approved May 24, 2000


Statement of Policy


The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, employees and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Composition and Membership Requirements


The proposed membership of the Audit Committee of the Board of Directors of Maritrans Inc. (the "Company") shall be recommended to the Board of Directors by the Chief Executive Officer of the Company. The members of the Committee shall be appointed annually by the Board of Directors. The Committee shall consist of no less than three members, all of whom are financially literate (or become so within a reasonable period of time after appointment) and one of whom has accounting or related financial expertise as the Board of Directors interprets such qualifications in its business judgment. The Committee members shall be independent as defined pursuant to the rules of the New York Stock Exchange or the Securities and Exchange Commission. A member is not considered independent if they have been an active or retired officer or an employee of the Company within the last three years. Ordinarily, each member shall serve at least three consecutive one-year terms. The terms of Committee service shall be staggered, to the extent practicable, to preserve continuity. Reference to the Company herein shall be deemed to include its principal affiliates.

Duties and Responsibilities


The primary responsibility of the Audit Committee, under the powers delegated to it by the Board of Directors, is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business practices and ethical behavior. The Committee will make inquiries of appropriate personnel of the Company and the Company's Independent Certified Public Accountants with respect to the following:


I. Independent Certified Public Accountants' Audit Activities:

     a. the planned scope of the annual Independent Certified Public Accountants' audit, the assignment and rotation of the Independent Certified Public Accountants' personnel, and the status of any outstanding litigation involving the Independent Certified Public Accountants;
     b. the findings and recommendations of the Independent Certified Public Accountants' annual audit and management letter comments to the Board of Directors;
     c. a review of the independence of the Company's Independent Certified Public Accountants which includes obtaining a written statement describing all relationships between the Company and the auditors, discussing any disclosed relationships and taking appropriate actions to ensure independence is maintained;

     d. the financial statements reflecting the audited financial results for the year proposed to be included in the Annual Report upon completion of the audit and prior to the finalization of these financial statements, focusing in particular on (1) any report or opinion proposed to be rendered on the financial statements, (2) any significant transactions which are not a normal part of the Company's business, and (3) all significant adjustments proposed by the Independent Certified Public Accountants;
     e. the adequacy of the Company's system of internal controls and procedures;
     f. all accounting changes which require inclusion in the footnotes to the annual financial statements and policy matters involved in the preparation of the Company's financial statements;
     g. the cooperation the Independent Certified Public Accountants received from management of the Company and/or any restrictions that may have affected their findings and recommendations;
     h. the results of the Independent Certified Public Accountants quarterly financial review prior to the release of the financial information to the public.


The Independent Certified Public Accountants are ultimately responsible to the Audit Committee and the Board of Directors.


II. Internal Control Procedures

     a. the scope of the Company's internal control procedures
     b. the adequacy of the Company's system of internal controls and procedures.


III. Other Matters Within the Scope of the Committee's Duties

     a. review of the Form 10-K and the Annual Proxy Statement with management and management's advisors prior to these documents being filed with the Securities and Exchange Commission;
     b. review audit and non-audit fees charged by the Company's Independent Certified Public Accountants;
     c. recommend the appointment of, evaluate the performance of and replace, if necessary, the Company's Independent Certified Public Accountants; appointments and replacements subject to the approval of the Board of Directors;
     d. authorize professional services provided by the Independent Certified Public Accountants, prior to the performance of each service, greater than $10,000, except for services directly related to the Oil Spill Contingency Plan; those services with fees of or less than $10,000 will be reviewed by the Committee at its next meeting;
     e. oversee litigation involving claims of wrongdoing by or against shareholders, directors or officers, or former shareholders, directors or officers of the Company, in their capacity as such, and the disposition of such claims whether or not involving litigation;
     f. review the expense accounts and executive perquisites of the corporate officers and directors of the Company on an annual basis;
     g. oversee the adequacy of procedures relating to compliance with the Company's conflict of interest and business ethics policies and investigate as appropriate, any irregular or questionable transactions or practices, conflicts of interest, criminal investigations or proceedings relating to the actions of any management employees in the performance of his/her function as an employee, or situations where management may have exceeded the authority delegated to it by the Board of Directors;
     h. oversee the actions the Company has taken to correct any control or procedural deficiencies noted by the Independent Certified Public Accountants in their review;
     i. oversee the quality and depth of staffing in the Company's finance and accounting departments;
     j. oversee the Company's program of insuring that all reasonable measures are being employed to maintain and/or improve the accuracy and overall quality of the Company's accounting and reporting system;
     k. prepare and review the annual proxy statement Audit Committee Report.


Meetings

The Audit Committee will ordinarily meet three or four times each year. The first meeting will be held early in the year at a time when the Committee has available the audited financial results of the year and proposed footnotes to be included in the Annual Report. A second meeting is likely to be necessary to review the Form 10-K and Proxy Statement to coincide with printing and filing deadlines and production schedules. The anticipated final meeting of the year will be held in the fall to oversee the planned scope of the Independent Certified Public Accountant's upcoming annual audit activities. At this meeting, the Committee will have available for discussion the Independent Certified Public Accountant's "Management Comment Letter". In addition, the Company's General Counsel will be available to discuss any concerns regarding compliance with the Company's Business Ethics Policy and to review any outstanding, uninsured litigation, which falls within the purview of the Committee.

Each quarter, the Board of Directors reviews the "Earnings Release" prior to its release to the public. If such a meeting could not take place, an Audit Committee meeting would be called to review the Release.

The Committee will meet at such other times as may be required for the performance of Committee duties.

Meetings of the Committee may be called by any member of the Committee on two days notice to each member by mail, telegram or telephone unless notice is waived either before or after any such meeting. Meetings may be held by telephone conference call. A majority of members shall constitute a quorum for the transaction of any and all business of the Committee. Any action required or permitted to be taken at any Committee meeting may be taken without a meeting if all members of the Committee consent thereto in writing. Final minutes of the Committee meetings will be distributed to all members of the Board of Directors.

Charter

This charter is to be reviewed on an annual basis with any changes to made at that time.

                                 MARITRANS INC.

                                      PROXY

    This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 3, 2001.

    This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of the Director.

    The stockholder(s) represented herein appoint(s) Janice M. Smallacombe, and Walter T. Bromfield, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Maritrans Inc. to be held at the Wyndham Harbour Island Hotel, 725 S. Harbour Island Boulevard, Tampa, Florida 33602, on May 3, 2001 at 10:30 a.m., and in any adjournment or postponement thereof, as specified in this proxy:

    (To Be Signed on Reverse Side.)

    Please Detach and Mail in Envelope Provided


-------------------------------------------------------------------------------

    A /X/ Please mark your votes as in this example.

    The Board of Directors recommends a vote FOR Item 1.

Item 1:

                Election of the Director   FOR /  /                Nominee
                3 Year Term                WITHHELD /  /           Mr. Robert J. Lichtenstein

In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.


                           PLEASE MARK, SIGN, DATE AND
                       PROMPTLY RETURN THIS PROXY CARD IN
                              THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

I wish to attend the Annual Meeting of Maritrans, Inc.
Scheduled for Thursday, May 3, 2001 at 10:30 a.m.
in Tampa, Florida. Please provide me with an
admittance card.                                          /  /

Change of Address Please Note Below                       /  /
    Change of Address

Signature__________________________________________Date:________________________

Signature__________________________________________Date:________________________
    (Signature, if shares held jointly)

     NOTE: Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, Administrators, Trustee, etc. should so indicate when signing.